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Exhibit 4.1

COMMON STOCK                                                     COMMON STOCK

NUMBER                                                              SHARES
SF

                                   Bay View
                              Capital Corporation

THIS CERTIFICATE IS                                    SEE REVERSE FOR CERTAIN
TRANSFERABLE IN                                        DEFINITIONS
NEW YORK, NY OR                                        CUSIP 07262L 10 1
RIDGEFIELD PARK, NJ


             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

This certifies that:



is the owner of

 FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE $.01 PER
                                   SHARE, OF

Bay View Capital Corporation (the "Corporation"), a Delaware corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar.

     In Witness Whereof, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate cost to be hereunder affixed.

DATED:

                                   [SEAL]

[SEAL]

/s/ Edward H. Sondker

    PRESIDENT AND                            COUNTERSIGNED AND REGISTERED:
CHIEF EXECUTIVE OFFICER                      CHASEMELLON SHAREHOLDER SERVICES,
                                             L.L.C.
                                             TRANSFER AGENT AND REGISTRAR
                                             BY

/s/ Robert J. Flax

 CORPORATE SECRETARY                         AUTHORIZED SIGNATURE